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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO:  BLAGMAN MEDIA INTERNATIONAL, INC.


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 22, 2001 included in the Registrant's Form 10-KSB for the year ended December 31, 2000 and to the reference to our Firm under the caption "Interests of Named Experts and Counsel" included in this Form S-8 Registration Statement.



                                   /s/ Weinberg & Company, P.A.
                                   ----------------------------
                                   WEINBERG & COMPANY, P.A.

August 20, 2001